                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                               ASTROPOWER, INC.
                               ---------------


    The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

    FIRST:    The name of the corporation (hereinafter called the "corporation")
    -----
is ASTROPOWER, Inc.

    SECOND:   The address, including street, number, city and county, of the
    ------
registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

    THIRD:    The nature of the business and the purposes to be conducted and
    -----
promoted by the corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH:   The total number of shares of stock which the corporation shall
    ------
have authority to issue is Four Million, four hundred forty-four thousand, four hundred forty-four ( 4,444,444). The par value of each of such shares shall be one cent ($0.01). All such shares are of one class and are shares of Common Stock.

    FIFTH:    The name and the mailing address of the incorporator are as
    -----
follows:

                    NAME                        MAILING ADDRESS

                 Peter Landau                52 Vanderbilt Avenue
                                             New York, New York, 10017

    SIXTH:    The corporation is to have perpetual existence.
    -----

    SEVENTH:  Whenever a compromise or arrangement is proposed between
    -------
this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under S 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under S 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

    EIGHTH:   For the management of the business and for the conduct of the
    ------
affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof , as the case may be, it is further provided:

    1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

    2. After the original or other Bylaws of the corporation has been adopted, amended, or repealed, as the case may be, in accordance with the provisions of S 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors or the corporation for staggered terms pursuant to the provisions of subsection (d) of S 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

    3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of S 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.


    NINTH:    The personal liability of the directors of the corporation is
    -----
hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of S 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

    TENTH:    The corporation shall, to the fullest extent permitted by S 145 of
    -----
 the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    ELEVENTH: From time to time any of the provisions of this certificate of
    --------
 incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

 Signed on April 27, 1989



                        /S/  PETER LANDAU, INCORPORATOR
                        -------------------------------

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                               ASTROPOWER, INC.

                        Pursuant to Section 242 of the
                       Delaware General Corporation Law
                       --------------------------------

     Astropower, Inc. (hereinafter called the "Corporation"), organized and
                                              --------------
existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly approved said proposed amendments by written consent in accordance with Sections 228 and 242 of the Delaware General Corporation Law. The resolutions setting forth the amendments are as follows:

     RESOLVED:  That Article FOURTH of the Certificate of Incorporation of the
     ---------
Corporation be and hereby is deleted and the following Article FOURTH is inserted in lieu thereof:

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 10,000,000 shares of Common Stock, $.0l par value per share ("Common Stock") and (ii) 1,775,000 shares of
                                  ------------
Preferred Stock, $.01 par value per share ("Preferred Stock").
                                            ---------------

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK.
     ------------

     1.  General.  The voting, dividend and liquidation rights of the holders of
         -------
the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2.  Voting.  The holders of the Common Stock are entitled to one vote for
         ------
each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. Except to the extent that any other class or series of stock of the Corporation is granted the exclusive right to elect one or more directors, the holders of record of the shares of Common Stock shall be entitled to elect the balance of the total number of directors of the Corporation.

     3.  Dividends.  Dividends may be declared and paid on the Common Stock from
         ---------
funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4.  Liquidation.  Upon the dissolution or liquidation of the Corporation,
         -----------
whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.   PREFERRED STOCK.
     ---------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

    Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Except as provided herein or to the extent class or series voting is otherwise required by law or agreement, without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as provided herein or to the extent class or series voting is otherwise required by law or agreement, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.   SERIES A CONVERTIBLE PREFERRED STOCK.
     ------------------------------------

     One Million Seven Hundred Seventy-Five Thousand (1,775,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the
                                             ------------------------
following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

     1.   Dividends.
          ---------

          (a) If and only if declared by the Board of Directors of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive, prior to any declaration or payment of any cash dividend on any other shares of capital stock of the Corporation, non-cumulative dividends at the rate per share of 8% of the Original Series A Issue Price, as defined below, per annum, and no more, payable annually, as declared, on such date as shall be fixed by the Board of Directors of the Corporation.

          (b) The Corporation shall not declare or pay any dividends or any other distributions of property, assets or instruments of indebtedness on shares of Common Stock, other than dividends payable solely in cash or in shares of Common Stock, without the prior written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

     2.   Liquidation, Dissolution or Winding Up.
          --------------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment
                              ----------------------
shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the product of the price per share paid to the Company for such share upon its issuance by the Company (the "Original Series A Issue Price") (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) multiplied by two (2). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) After the payment of all preferential amounts, if any, required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, including any preferential payments due pursuant to Subsection 2(a) above, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series A Preferred Stock and Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution in the following amounts and order of priority:

                    (i) First, each holder of Common Stock shall be entitled to receive such assets and funds ratably in proportion to the number of shares of Common Stock held by such stockholder until the holders of Common Stock in the aggregate have received an amount pursuant to this Subsection 2(b)(i) which is equal to the amount distributed to the holders of Series A Preferred Stock pursuant to Section 2(a) above, multiplied by a fraction, the numerator of which is the aggregate number of shares of Common Stock issued and outstanding and the denominator of which is the aggregate number of shares of Common Stock into which the then issued and outstanding shares of Series A Preferred Stock are convertible; and

                    (ii) Thereafter, each holder of Common Stock or Series A Preferred Stock shall be entitled to receive the balance, if any, of such assets and funds ratably in proportion to the number of shares of Common Stock (A) held by such stockholder, or (B) into which the shares of Series A Preferred Stock held by such stockholder are convertible, as the case may be.

          (c) Any transaction by the Corporation (including, without limitation, any reorganization, merger, consolidation or the sale of all or substantially all assets of the Corporation) which results in the Corporation's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity following such transaction shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

     3.   Voting
          ------

          (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.
Except as provided by law, by the provisions hereof or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

          (b) The number of directors which shall constitute the entire Board of Directors of the Corporation shall be four, unless the "Second Closing" occurs pursuant to the Stock Purchase Agreement under which Series A Preferred Stock is first sold to investors by the Corporation, in which event the number of directors which shall constitute the entire Board of Directors of the Corporation shall be five. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation, who shall be Robert W. Shaw, Jr. or, if he is unable or unwilling to serve, another designee of Arete Ventures, Inc., unless the "Second Closing" occurs pursuant to the Stock Purchase Agreement under which Series A Preferred Stock is first sold to investors by the Corporation, in which event the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation, who shall be Robert W. Shaw, Jr., or if he is unable or unwilling to serve, another designee of Arete Ventures, Inc., and George S. Reichenbach, or if he is unable or unwilling to serve, another designee of Advent International Corporation, and except to the extent that any other class or series of stock of the Corporation is granted the exclusive right to elect one or more directors, the holders of record of the shares of Series A Preferred Stock, voting together without distinction as to class or series with the holders of record of any other class of the Corporation's stock so entitled to vote, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing directors by holders of the Series A Preferred Stock. A vacancy in any directorship filled by the holders of Series A Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock.

          (c) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any Common Stock or series of Preferred Stock with preference or priority over, or on a parity with the Series A Preferred Stock as to voting rights or the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock.

     4.  Optional Conversion.  The holders of the Series A Preferred Stock shall
         -------------------
have conversion rights as follows (the "Conversion Rights"):
                                        -----------------

          (a) Right to Convert.  Each share of Series A Preferred Stock shall be
              ----------------
convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price for such share of Series A Preferred Stock by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which each share of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion
                                                                    ----------
Price") shall initially be the Original Series A Issue Price for such share of
-----
Series A Preferred Stock. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

          (b) Fractional Shares.  No fractional shares of Common Stock shall be
              -----------------
issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          (c) Mechanics of Conversion.
              -----------------------

              (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of

Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the
  ---------------
Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

               (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

               (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

               (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the

Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

              (d) Adjustments to Conversion Price for Diluting Issues:
                  ---------------------------------------------------

                  (i) Special Definitions. For purposes of this Subsection 4(d),
                      -------------------
the following definitions shall apply:

                      (A) "Option" shall mean rights, options or warrants to
                           ------
subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options issued pursuant to a plan specified in subsection 4(d)(i)(D)(III) below (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

                      (B) "Original Issue Date" shall mean the date on which a
                           -------------------
share of Series A Preferred Stock was first issued.

                      (C) "Convertible Securities" shall mean any evidences of
                           ----------------------
indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                      (D) "Additional Shares of Common Stock" shall mean all
                           ---------------------------------
shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                          (I) upon conversion of up to 1,400,000 shares of Series A Preferred Stock;

                          (II) as a dividend or distribution on Series A Preferred Stock;

                          (III) to directors, employees or consultants of the Corporation pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other stock plan or agreement, provided, that the number of shares of Common Stock so issued or issuable shall not exceed 500,000; or

                          (IV) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II), and (III); or

              (ii)   No Adjustment of Conversion Price. No adjustment in the
                     ---------------------------------
number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

              (iii)  Issue of Securities Deemed Issue of Additional Shares of
                     --------------------------------------------------------
                     Common Stock.
                     ------------

     If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                      (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                      (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                      (C) No readjustment pursuant to clause (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                      (D) Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

                      (E) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

               (iv)  Adjustment of Conversion Price Upon Issuance of Additional
                     ----------------------------------------------------------
                     Shares of Common Stock.
                     ----------------------

     In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 4(f) or upon a stock split or combination as provided in Subsection 4(e)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price equal to the lowest per share consideration at which such Additional Shares of Common Stock are issued; provided that the issuance of
                                                   -------- ----
Additional Shares of Common Stock for no consideration shall be deemed to be an issuance at a per share consideration of $0.01; and further provided that, for
                                                            -------- ----
the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection 4(d)(iii) (other than shares excluded from the definition of "Additional Shares of Common Stock" by virtue of clause (IV) of Subsection 4(d)(i)(D)), such Additional Shares of Common Stock shall be deemed to be outstanding.

     Notwithstanding the foregoing, the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

               (v)   Determination of Consideration. For purposes of this
                     ------------------------------
Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                     (A) Cash and Property: Such consideration shall:
                         ------------------

                         (I)    insofar as it consists of cash, be computed at
the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                         (II)   insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (III)  in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                    (B)  Options and Convertible Securities. The consideration
                         ----------------------------------
per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to options and Convertible Securities, shall be determined by dividing

                         (x)  the total amount, if any, received or receivable
by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (y)  the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (e) Adjustment for Stock Splits.  If the Corporation shall at any time
              ---------------------------
or from time to time after the Original Issue Date for a series of the Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision becomes effective.

          (f) Adjustment for Certain Dividends and Distributions.  In the event
              --------------------------------------------------
the Corporation at any time, or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for such series of Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such series of Preferred Stock then in effect by a fraction:

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for such series of Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (g)  Adjustments for Other Dividends and Distributions.  In the event
               -------------------------------------------------
the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such series of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Preferred Stock.

               (h)  Adjustment for Reclassification, Exchange, or Substitution.
                    ----------------------------------------------------------
If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (i)  Adjustment for Merger or Reorganization, etc.  In case of any
               --------------------------------------------
consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 2(c)), each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this
Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          (j)  No Impairment.  The Corporation will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, payment of dividends, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (k)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

          (1)  Notice of Record Date.  In the event:
               ---------------------

               (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

               (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

               (iii) of any reclassification of the Common Stock of the
                     Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

               (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

               (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

               (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     5.   Mandatory Conversion.
          --------------------

          (a) The Corporation may, at its option, require all (and not less than all) holders of shares of Series A Preferred Stock then outstanding to convert their shares of Series A Preferred Stock into shares of Common Stock, (i) at the then effective conversion rate pursuant to Section 4, at any time on or after the closing of the sale of shares of Common Stock, at a price of at least $7.50 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a bona fide firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $12,000,000 of gross proceeds to the Corporation or (ii) upon the authorization of such conversion by the prior written consent or affirmative vote at a meeting of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred consenting or voting (as the case may be) separately as a class.

          (b) All holders of record of shares of Series A Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). On or before the date fixed for conversion, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the date fixed for conversion, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any accrued but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

     6.   Optional Redemption
          -------------------

          (a) On May 15, 1994, each holder of the Series A Preferred Stock shall have the right to compel the Corporation to redeem all of the shares of Series A Preferred Stock held by such holder on such date, or such lesser number of shares of Series A Preferred Stock as the holder may determine. On such date, (the "Redemption Date"), the redemption price for each share to be redeemed shall be paid by the Corporation in cash in an amount equal to the Original Series A Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus an amount equal to eight percent (8%) of the Original Series A Price per annum, compounded annually, for each year in which the dividend specified in Section 1 above is not declared and paid upon the Series A Preferred Stock (the "Redemption Price").

          (b) Between 60 and 45 days prior to the Redemption Date, the Corporation shall provide each holder of Series A Preferred Stock with a written offer (addressed to the holder at its address as it appears on the stock transfer books of the Corporation) to redeem shares of Series A Preferred Stock as provided above, which notice shall specify the Redemption Price. Each holder of Series A Preferred Stock will have until 15 days prior to the Redemption Date to provide the Corporation with written notice of such holder's acceptance of the redemption offer, which notice shall specify the number of shares to be redeemed. All notices or offers hereunder shall be sent by certified mail, return receipt requested, and shall be deemed to have been provided when received.

          (c) On or prior to the Redemption Date, each holder of Series A Preferred Stock accepting the Corporation's redemption offer shall surrender his or its certificate or certificates representing the shares to be redeemed, in the manner and at the place designated in the Corporation's redemption offer.
If less than all shares represented by such certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares. From and after the Redemption Date, unless there shall be a default in payment of the Redemption Price, all rights of each holder with respect to shares of Series A Preferred Stock redeemed on the Redemption Date shall cease (except the right to receive the Redemption Price without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such shares of Series A Preferred Stock shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing herein shall prevent or restrict the purchase by the Corporation, from time to time, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine subject to the provisions of applicable law.

          (d) For the purpose of determining whether funds are legally available for redemption of shares of Series A Preferred Stock as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. If on the

Redemption Date funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Series A Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series A Preferred Stock held by each holder accepting the Corporation's redemption offer. The redemption requirements provided hereby shall be continuous, so that if on the Redemption Date such requirements shall not be fully discharged, without further action by any holder of Series A Preferred Stock funds legally available shall be applied therefor until such requirements are fully discharged.

     7.   Covenants.
          ---------

     So long as any Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than 66 2/3% of the outstanding shares of Series A Preferred Stock (or their duly appointed attorney-in-fact, if any) which consent shall not be unreasonably withheld:

               (a) Declare or pay any dividends on Common Stock or Preferred Stock other than dividends payable solely in Common Stock;

               (b) Make any loan or advance to any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation, provided, that the Corporation shall have the right to make loans and advances to AstroPower Canada Ltd. ("Canada") in an amount not to exceed $10,000 in any one case or $100,000 in the aggregate;

               (c) Make any loan or advance to any person, including, without limitation, any employee or director of the Corporation or any subsidiary, except advances and similar expenditures in the ordinary course of business, loans under the terms of an employee stock or option plan authorized pursuant to
Section 7(h) or loans to employees in an amount not to exceed $10,000 per employee or $50,000 for all employees;

               (d) Incur, create, assume or otherwise become primarily or secondarily liable with respect to, or absolutely or contingently liable with respect to, or permit to exist any indebtedness except for trade accounts of the Corporation and other indebtedness not to exceed $100,000 in the aggregate;

               (e) Guarantee directly or indirectly, any indebtedness except for trade accounts of the Corporation or any wholly-owned subsidiary arising in the ordinary course of business, provided that the Corporation shall have the right to guarantee indebtedness of Canada in an amount not to exceed $100,000;

               (f) Merge with or into or consolidate with any other corporation or purchase or own any stock or other securities of or interest in any subsidiary or other corporation, partnership, or other entity, or sell, lease, or otherwise dispose of all or substantially all of its properties or assets, provided that the Corporation shall have the right (i) to merge with another corporation pursuant to a merger in which the Corporation is the surviving corporation and following which the stockholders of the Corporation immediately prior to such merger own at least a majority of the outstanding stock and voting power of the Corporation, (ii) to acquire at least a majority of the outstanding stock and voting power of any corporation or (iii) to acquire the management control and at least a majority of the general partnership interest in any general or limited partnership, if, in the case of any merger or acquisition permitted pursuant to the foregoing clauses (i), (ii) or (iii), such merger or acquisition would not result in a decrease in the Corporation's net tangible book value per share and any such corporation with which the Corporation merges or any such corporation or partnership in which the Corporation acquires an interest is at the time of such merger or acquisition (x) engaged in a business or activity contemplated by the Business Plan of the Corporation dated November 1988 as a business or activity of the Corporation or (y) otherwise engaged in research, development or commercial exploitation of solar energy;

               (g) Effect any reverse stock split, stock combination, reclassification or similar event which would result in a reduction of the number of shares of Series A Preferred then owned by any holder thereof or a reduction of the number of shares of Common Stock into which Series A Preferred is convertible;

               (h) Authorize or establish any stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement other than the Corporation's 1989 Employee Stock Option Plan (the "1989 Plan") or amend the 1989 Plan;

               (i) Engage in any business or activity other than as contemplated by the Business Plan of the Corporation dated November 1988;

               (j) Amend or repeal any provision of, or add any provision to, its Certificate of Incorporation, any Certificate of

Designation or By-Laws if such action will alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series A Preferred Stock or otherwise adversely affect the rights of the holders of the Series A Preferred Stock;

               (k)  Repurchase any shares of its capital stock; or

               (l) Increase the number of directors which constitutes the entire Board of Directors of the Corporation.

Each covenant of the Corporation contained in this Section 7 shall terminate, and be of no further force or effect, upon the termination of such covenant pursuant to the Stock Purchase Agreement under which Series A Preferred Stock is first sold to investors by the Corporation.

     8.  Stock Combinations.  In no event shall the Corporation effect any
         ------------------
reverse stock split, stock combination, reclassification or similar event which would result in a reduction in the number of shares of Series A Preferred Stock then owned by any holder thereof or a reduction in the number of shares of Common Stock into which Series A Preferred Stock is convertible.

     9.  Residual Rights.  All rights accruing to the outstanding shares of the
         ---------------
Corporation and not expressly provided for to the contrary herein shall be vested in the Common Stock.

    RESOLVED:  That Article ELEVENTH of the Certificate of Incorporation be and
    ---------
hereby is deleted in its entirety.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 11th day of September, 1989.
                                           ---------

                                     ASTROPOWER,INC.


                                     By: /S/ Allen M. Barnett
                                         --------------------

                                           Allen M. Barnett  President

ATTEST:

/S/ Charles R. Schaller, Secretary

                               State of Delaware

                       Office of the Secretary of State


     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ASTROPOWER, INC.11 FILED IN THIS OFFICE ON THE TWELFTH DAY OF NOVEMBER, A.D. 1993, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO KENT COUNTY RECORDER OF DEEDS FOR RECORDING.



                                  William T Quillen, Secretary of State

                                  AUTHENTICATION: *4142631

                                  DATE:   11/12/1993

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                              OF ASTROPOWER, INC.

                        Pursuant to Section 242 of the
                       Delaware General Corporation Law



    Astropower, Inc. (hereinafter called the "Corporation"), organized and
                                             --------------
existing under and by virtue of the General Corporation law of the State of Delaware, does hereby certify as follows:

    At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly approved said proposed amendments by written consent in accordance with Sections 228 and 242 of the Delaware General Corporation law. The resolutions setting forth the amendments are as follows:

          RESOLVED:  That the first paragraph of Article FOURTH of the
          ---------
Certificate of Incorporation of the Corporation relating to the total number of shares of stock which this Corporation shall have authority to issue be and hereby is deleted and the following Article FOURTH is inserted in lieu thereof:

               FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 20,000,000 shares of Common Stock, $.01 par value per share ("Common Stock") and (ii) 2,775,000 shares of
                                --------------
Preferred Stock $.01 par value per share ("Preferred Stock").
                                         -------------------

          RESOLVED:  That Section 2. Liquidation, Disolution or Winding Up of
          ---------                  -------------------------------------
Paragraph C. Series A Convertible Preferred Stock of Article Fourth of the
             ------------------------------------
Certificate of Incorporation be and hereby is deleted and the following Section 2 is inserted in lieu thereof:


2.   Liquidation, Dissolution or Winding Up.
     --------------------------------------

                    (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its Stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment
                             ------------------------
shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the price per share paid to the Company for such share upon its issuance by the Company (the "Original Series A Issue
                                                     ------------------------
Price") (subject to appropriate adjustment in the event of any stock dividend,
-------
stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                    (b) After the payment of all preferential amounts, if any, required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with Series A Preferred Stock, including any preferential payments due pursuant to Subsection 2(a) above, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive an additional amount per share equal to the Original Series A Issue Price. If the remaining assets of the Corporation available for distribution to its Stockholders shall be insufficient to pay the holders of Series A Preferred Stock the full amount to which they shall be entitled pursuant to this Section 2(b), the holders of Series A Preferred Stock shall share ratably in any distribution of the remaining assets of the Corporation in proportion to the respective amounts which would otherwise be payable pursuant to this Section 2(b) in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                    (c) Thereafter the remaining assets and funds of the Corporation available for distribution shall be distributed in the following amounts and order of priority:

                         (i)    First, each holder of Common Stock shall be
entitled to receive such assets and funds ratably in proportion to the number of shares of Common Stock held by such stockholder until the holders of Common Stock in the aggregate have received an amount pursuant to this Subsection 2(b)(i) which is equal to the amount distributed to the holders of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with Series A Preferred Stock pursuant to Sections 2(a) above, multiplied by a fraction, the numerator of which is the aggregate number of shares of Common Stock issued and outstanding and the denominator of which is the aggregate number of shares of Common Stock into which the then issued and outstanding shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with Series A Preferred Stock are convertible; and

                         (ii)   Thereafter, each holder of Common Stock or
Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with Series A Preferred Stock shall be entitled to receive the balance, if any, of such assets and funds ratably in proportion to the number of shares of Common Stock (A) held by such stockholder, or (B) into which the shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with Series A Preferred Stock held by such stockholder are convertible, as the case may be.

                    (d) Any transaction by the Corporation (including, without limitation, any reorganization, merger, consolidation or the sale of all or substantially all assets of the Corporation) which results in the Corporation's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity following such transaction shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2. The amount deemed distributed to the holders of Series B Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

RESOLVED:  That under the second paragraph of Article Fourth of the Certificate
---------
of Incorporation of the Corporation which sets forth a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation, there be added a new paragraph designated "D. Series B
                                                               --------
Convertible Preferred Stock", as follows:
----------------------------

          D.   SERIES B CONVERTIBLE STOCK.
               --------------------------

          One Million (1,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") with the following rights,
                      ---------------------------
preferences, powers, privileges and restrictions, qualifications and limitations.

                1.  Dividends.
                    ---------

                    (a) If and only if declared by the Board of Directors of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive, prior to any declaration or payment of any cash dividend on any other shares of capital stock of the Corporation other than shares that have parity on liquidation with Series B Preferred Stock, non-cumulative dividends at the rate per share of 8% of the Original Series B Issue Price, as defined below, per annum, and no more, payable annually, as declared, on such date as shall be fixed by the Board of Directors of the Corporation.

                    (b) The Corporation shall not declare or pay any dividends or any other distributions of property, assets or instruments of indebtedness on shares of Common Stock, other than dividends payable solely in cash or in shares of Common Stock, without the prior written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

               2.   Liquidation, Dissolution or Winding Up.
                    --------------------------------------

                    (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall rank on a parity with the Series A Preferred Stock then outstanding, and shall be entitled to be paid out of the assets of the Corporation available for distribution to its Stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock (collectively referred to as "Senior Preferred Stock"), but
                                             -------------------------
before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the price per share paid to the Company for such share upon its issuance by the Company (the "Original
                                                                    ---------
Series B Issue Price") (subject to appropriate adjustment in the event of any
----------------------
stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                    (b) Additional distributions, if any, to the holders of Series B Preferred Stock upon liquidation, dissolution or winding up of the Corporation shall be as set forth in Section 2(c) of paragraph C of Article FOURTH above.

                    (c) Any transaction by the Corporation (including, without limitation, any reorganization, merger, consolidation or the sale of all or substantially all assets of the Corporation) which results in the Corporation's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity following such transaction shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2. The amount deemed distributed to the holders of Series B Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

               3.   Voting.
                    ------

                    (a) Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions hereof or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

                    (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any Common Stock or series of Preferred Stock with preference or priority over, or on a parity with the Series B Preferred Stock as to voting rights or the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series B Preferred Stock.

     4.   Optional Conversion.  The holders of the Series B Preferred Stock
          -------------------
shall have conversion rights as follows (the "Conversion Rights"):
                                        -------------------------

                    (a)  Right to Convert.  Each share of Series B Preferred
                         ----------------
Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price for such share of Series B Preferred Stock by the Conversion Prices (as defined below) in effect at the time of conversion. The conversion price at which each share of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof the "Conversion Price") shall initially be the Original Series B Issue Price for
-------------------
such share of Series B Preferred Stock. Such initial Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

     (b)  Fractional Shares.  No fractional shares of Common Stock shall be
          -----------------
issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                    (c)  Mechanics of Conversion.
                         -----------------------

                         (i)    In order for a holder of Series B Preferred
Stock to convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the
------------------
Conversion Date, issue and deliver at such office to such holder of Series B Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled together with cash in lieu of any fraction of a share.

                         (ii)   The Corporation shall at all times when the
Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                         (iii)  Upon any such conversion, no adjustment to the
Conversion Price shall be made for any accrued and unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                         (iv)   All shares of Series B Preferred Stock which
shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series B Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

                    (d)  Adjustments to Conversion price for Diluting Issues:
                         ----------------------------------------------------

                         (i)    Special Definitions.  For purposes of this
                                -------------------
Subsection 4(d), the following definitions shall apply:

                                (A) "Option" shall mean rights, options or
                                    --------
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options issued pursuant to a plan specified in subsection 4 (d) (i) (D) (IV) below (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

                                (B) "Original Issue Date" shall mean the date on
                                    ---------------------
which a share of Series B Preferred stock was first issued.

                                (C) "Convertible Securities" shall mean any
                                    ------------------------
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                (D) "Additional Shares of Common Stock" shall
                                    -----------------------------------
mean all shares of Common Stock issued (or, pursuant, to Subsection 4(d)(iv) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                (I) upon conversion of up to 1,775,000 shares of Series A Preferred Stock.

                                (II) upon conversion of up to 1,000,000 shares of Series B Preferred Stock;

                                (III) as a dividend or distribution on Series B Preferred Stock;

                                (IV) to directors, employees or consultants of the Corporation pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other stock plan or agreement, provided, that the number of shares of Common Stock so issued or issuable shall not exceed 500,000; or

                                (V)    by reason of a dividend, stock split,
                                       split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II),
                                       (III) or (IV); or

                         (ii)   No Adjustment of Conversion Price.  No
                                ---------------------------------
adjustment in the number of shares of Common Stock into which the Series B Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable conversion Price in effect on the date of, and immediately prior to the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                         (iii)  Issue of Securities Deemed Issue of Additional
                                ----------------------------------------------
                                Shares of Common Stock.
                                ----------------------

     If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, or in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion price in effect on the date of an immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in Additional Shares of Common Stock are deemed to be issued:

                                (A)  No further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                (B)  If such Options or Convertible Securities
by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase of decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;


                                (C)  No readjustment pursuant to clause (B)
above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                                (D)  Upon the expiration or termination of any
unexercised Option, the conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

                                (E)  In the event of any change in the number of
shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including but not limited to, a change resulting from the antidilution provisions thereof, the conversion price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option of change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                         (iv)   Adjustment of Conversion Price Upon Issuance of
                                -----------------------------------------------
                                Additional Shares of Common Stock.
                                ---------------------------------

     In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 4(f) or upon a stock split or combination as provided in Subsection 4 (e) without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price equal to the lowest per share consideration at which such Additional Shares of Common Stock are issued; provided that the issuance of
                                                   -------------
Additional Shares of Common Stock for no consideration shall be deemed to be an issuance at a per share consideration of $0.01; and further provided that, for
                                                            -------------
the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection 4(d)(iii) (other than shares excluded from the definition of "Additional Shares of

Common Stock" by virtue of clause (IV) of Subsection 4 (d) (i) (D)), such Additional Shares of Common Stock shall be deemed to be outstanding.

     Notwithstanding the foregoing, the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

                         (v)    Determination of Consideration.  For purposes of
                                ------------------------------
this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                (A) Cash and Property: Such consideration shall:
                                    ------------------

                                    (I)    insofar as it consists of cash, be
computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (II)   insofar as it consists of property
other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                    (III)  in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                                (B) Options and Convertible Securities.
                                    ----------------------------------
     The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                    (x)  the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (y)  the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (e)  Adjustment for Stock Splits.  If the Corporation shall
                         ---------------------------
at any time or from time to time after the Original Issue Date for a series of the Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision becomes effective.

                    (f)  Adjustment for Certain Dividends and Distributions.
                         --------------------------------------------------
     In the event the Corporation at any time, or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common stock, then and in each such event the Conversion Price for such series of Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such series of Preferred Stock then in effect by a fraction:

                               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for such series of Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                    (g)  Adjustment for Other Dividends and Distributions.
                         ------------------------------------------------

     In the event the Corporation at any time or from time to time after the Original issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such series of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Preferred Stock.

                    (h)   Adjustment for Reclassification, Exchange or
                          --------------------------------------------
                          Substitution.
                          ------------

     If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of organization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                    (i)  Adjustment for Merger or Reorganization, etc.
                         --------------------------------------------

     In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 2(c)), each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

                    (j)  No Impairment.  The Corporation will not, by amendment
                         -------------
of its Certificate of Incorporation or through any reorganization, payment of dividends, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                    (k)  Certificate as to Adjustments.  Upon the occurrence of
                         -----------------------------
each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock.

               (1)  Notice of Record Date.  In the event:
                    ---------------------

                    (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                    (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                    (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                    (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                           (A) the record date of such dividend, distribution,
                               subdivision or combination, or, if a record is not to be taken, the date as of which the

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

                               holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (b) the date on which such reclassification,
                               consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

               5.   Mandatory Conversion.
                    --------------------

                    (a) The Corporation may, at its option, require all (and not less than all) holders of shares of Series B Preferred Stock then outstanding to convert their shares of Series B Preferred Stock into shares of Common Stock, (i) at the then effective conversion rate pursuant to Section 4, at any time on or after the closing of the sale of shares of Common Stock, at a price of at least $7.50 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a bona fide firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $12,000,000 of gross proceeds to the Corporation or (ii) upon the authorization of such conversion by the prior written consent or affirmative vote at a meeting of the holders of at least 66 2/3% of the then outstanding shares of Series B Preferred consenting or voting (as the case may be) separately as a class.

                    (b) All holders of record of shares of Series B Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 5. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series B Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series B Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). On or before the date fixed for conversion, each holder of shares of Series B Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the date fixed for conversion, all rights with respect to the Series B Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted, and payment of any accrued but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series B Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                    (c) All certificates evidencing shares of Series B Preferred Stock which are require to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series B Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

                         7.   Residual Rights.  All rights accruing to the
                              ---------------
outstanding shares of the Corporation and not expressly provided for to the contrary herein shall be vested in Common Stock.


     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its president and attested by its Secretary this 10th day of November, 1993.
                                               ---------

                                ASTROPOWER, INC.


                                        By:_____________________________
                                              Allen Barnett, President
ATTEST:


______________________________
Charles R. Schaller, Secretary

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